                                                                Exhibit (p)(10)

   STATEMENT OF POLICY ON PERSONAL SECURITIES TRANSACTIONS AND GUIDELINES FOR
                                PERSONAL TRADING
                                (CODE OF ETHICS)


                        MONTGOMERY ASSET MANAGEMENT, LLC
                                MAM COLORADO, LLC
                              THE MONTGOMERY FUNDS
                             THE MONTGOMERY FUNDS II
                            THE MONTGOMERY FUNDS III

                              Revised October 1999

Introduction

             As a registered investment company with substantial responsibility to shareholders, each of The Montgomery Funds, The Montgomery Funds II and The Montgomery Funds III (together, the "Trusts") has an obligation to implement and maintain a meaningful policy governing the personal securities transactions of its trustees, officers, and advisory persons (collectively, "access persons"). The purpose of the Code of Ethics is to minimize conflicts of interest (including the appearance of such conflicts), as well as to comply with the provisions of Section 17(j) of the Investment Company Act of 1940 (the "1940 Act") and Rule 17j-1 thereunder. In addition, this Code of Ethics is designed to protect fiduciary relationships owed to Montgomery Asset Management, LLC and MAM Colorado, LLC (collectively, "MAM") clients and each series of the Trusts and to provide a program for detecting and preventing insider trading by the officers, trustees and employees of MAM and the Trusts.

             Section 17(j) of the 1940 Act makes it unlawful for an affiliated person of a registered investment company to engage in transactions in securities which are also held or are to be acquired by a registered investment company if such transactions are in contravention of rules adopted by the Securities and Exchange Commission to prevent fraudulent, deceptive, or manipulative practices. Section 17(j) broadly prohibits any such affiliate from engaging in any type of manipulative, deceptive, or fraudulent practice with respect to the investment company and, furtherance of that prohibition, requires each registered investment company to adopt a written code of ethics containing provisions reasonably necessary to prevent "access persons" from engaging in conduct prohibited by the Rule. The Rule also requires that reasonable diligence be used and procedures instituted to prevent violations of such code of ethics.

             This Code of Ethics is intended to comply with the requirements of
Section 17(j) and Rule 17j-1 and a copy of this Code of Ethics shall be circulated to each access person by an officer of the relevant Trust together with an acknowledgment of receipt which shall be signed and returned to a designated compliance officer by each access person. The designated compliance officer is charged with responsibility for ensuring that the requirements of this Code of Ethics are adhered to by all access persons.

             The Code recognizes that a fiduciary relationship exists with respect to MAM's clients and each series of the Trusts (each, a "Fund"). This Code of Ethics is intended to provide legal protection to the Trusts and their shareholders and MAM accounts and account holders for which a fiduciary relationship exists, and at the same time maintain an atmosphere within which conscientious professionals can make responsible personal investment decisions. As a matter of policy, this Code of Ethics should not and is not intended to inhibit responsible personal investment within the boundaries reasonably necessary to protect MAM's clients and the Trusts. To that end, this Code is designed to encourage investment in a manner that is consistent with the fiduciary relationships that exist between MAM and its clients and MAM and the Trusts.

             This Code of Ethics is not intended to cover all possible areas of potential liability under the 1940 Act or under the federal securities law in general. For example, other provisions of Section 17 of the 1940 Act prohibit various transactions between a registered investment company on a principal basis, and joint transactions (e.g., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Persons covered by this Code, therefore, are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and any Trust, other than the purchase and redemption of shares of a Fund in the performance of their normal business duties.

             In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on access persons in certain situations. It is expected that access persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.


Definitions

             1. "Access person" means any officer, trustee or advisory person of a Fund or a Trust, including certain employees located in the San Francisco office of the distributor of the Funds, Funds Distributor, Inc., who perform sales activities for the Funds, and certain members of the Steering Committee for MAM who have regular access to information about portfolio transactions of the Funds or other clients of MAM. For purposes of this Code of Ethics, access persons also include members of such person's immediate family (i.e., husband, wife, children and who are directly or indirectly dependents of an access person), accounts in which an access person or members of his or her family has a beneficial interest or over which an access person has investment control or exercises investment discretion (e.g., a trust account).

             2. "Advisory person" means (i) any employee of the Trusts or its investment adviser or any company in a control relationship to the Trusts, who in connection with his, her or its regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trusts or their investment adviser who obtains information concerning the recommendations made to the Fund with regard to the purchase or sale of a security.

             Advisory persons include officers, members and control persons of MAM, and the Trusts, as well as all persons involved in the advisory process, including portfolio managers, traders, employees whose duties or functions involve them in the investment process, and any employee (including employees of MAM's affiliates) who obtains information concerning the investment decisions that are being made for MAM clients and the Funds.

             3. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

             4. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

             5. "Cash compensation" means any discount, concession, fee, service fee, commission, asset-based sales charge, loan, override or cash employee benefit received in connection with the sale and distribution of the Funds or the offering of MAM's services.

             6. "Control" means the power to exercise a controlling influence over the management or policies of any Trust, unless such power is solely the result of an official position with such Trust as further defined in Section 2(a)(9) of the 1940 Act.

             7. "Hot-issue" is defined as securities of a public offering which trade at a premium in the secondary market whenever such secondary market begins.

             8. "Non-cash compensation" means any form of compensation received in connection with the sale and distribution of the Funds or the offering of MAM's services that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging.

             9. "Securities" or "Security" shall have the meaning set forth in
Section 2(a)(36) of the 1940 Act except that it shall not include shares of registered open end investment companies, securities issued by the Government of the United States (including Government agencies), short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act ("Government Securities"), bankers acceptances, bank certificates of deposit and commercial paper. Securities also shall include futures, options and other derivatives.

Persons covered by this Code.

             This Code applies to all officers, members and control persons of MAM, and the Trusts. This Code also applies to all persons involved in the advisory process, including portfolio managers, traders, employees whose duties or functions involve them in the investment process, and any employee who obtains information concerning the investment decisions that are being made for MAM clients and the Funds, including such employees of MAM's affiliates. All such persons shall be designated access persons for purposes of this Code. This Code also applies to investments by members of an access person's immediate family (as described above), accounts in which an access person or members of his or her family has a beneficial interest or over which an access person has investment control or exercises investment discretion. Access persons also remain fully subject to the obligations imposed by MAM's trading policies as contained in its Compliance Manual.

             The disinterested trustees of the Trusts shall not be considered access persons solely by reason of their trusteeship.

Persons Covered by Other Codes of Ethics

             Each Access Person or Advisory Person who would otherwise be covered by this Code of Ethics shall be excluded from the pre-approval, reporting and other requirements of this Code of Ethics if that Access Person or Advisory Person is subject to another organization's code of ethics satisfactory to MAM and the Trustees of the Trusts.

Pre-Approval

             All purchases and sales (including short sales) of individual Securities (defined above to exclude Government Securities and other items) must be pre-approved before an order is placed. Transactions involving options, futures and other derivatives also require pre-approval. Approval must be given by one of the persons on Exhibit A of this Code. Approval should be obtained in writing using the form attached as Exhibit B (or, in unusual circumstances, promptly confirmed in writing), initialed by one of the persons identified on Exhibit A, and, once approved, orders must be executed within two business days of the approval date. No exceptions will be given for the two business day approval period for unfilled limit orders.

             As necessary, before giving approval, the person providing approval will consult (on a "no name" basis) with the appropriate portfolio managers to determine whether the proposed sale or accusation in any way conflicts with an investment decision being contemplated or carried out on behalf of a MAM client or Fund. Access persons seeking approval to acquire or dispose of individual securities should allow sufficient time for this review and approval process.

Prohibited Purchases and Sales

             No approval will be given for proposed transactions that violate the following rules, subject to the limited exception given below. No access person shall purchase or sell (including short sales and options), directly or indirectly, any security in which he or she has, or by such transaction acquires, any direct or indirect beneficial ownership, which security at the time of such purchase or sale:

             (1) is being considered for purchase or sale by a Fund or a MAM client account;

             (2)   is being purchased or sold by a Fund or a MAM client account;
                   or

             (3) was purchased or sold by a Fund or a MAM client account within the most recent 15 days.

             Additionally, no access person shall engage in a transaction, directly or indirectly, that involves an opportunity that a Fund could utilize, unless one of the persons indicated in Exhibit A has confirmed, on behalf of the Funds, that the Funds do not wish to take advantage of the opportunity and approves such transaction.

             These restrictions shall continue to apply until the recommendation has been rejected or any authorization to buy or sell has been completed or canceled. Knowledge of any such consideration, intention, recommendation or purchase or sale is always a matter of strictest confidence.

             These restrictions shall not apply to purchases or sales of securities which receive the prior approval of a person indicated in Exhibit A where that person, in his or her discretion, has determined that such purchases or sales are only remotely potentially harmful to any Trust or its Funds or a MAM client account, where they would be very unlikely to affect a highly institutional market or where they are clearly not related economically to the securities to be purchased, sold or held by a Fund or a MAM client account.

Additional Investment Policies

             1. No Insider Trading. Access persons are prohibited from trading in or recommending that others trade in securities on the basis of material non-public information about the issuers of such securities. Access persons who obtain confidential information about a security should contact MAM's General Counsel or Chief Compliance Officer immediately. MAM will not provide any assistance to any individual who has acted improperly with regard to confidential information about securities. If you have any doubt as to whether you may trade particular securities or recommend particular securities for purchase or sale, ask before you trade or make such a recommendation.

             2. Investment Through the Funds Encouraged. All access persons are encouraged to make personal investments exclusively through the Funds or other mutual funds, and to limit their investments in individual securities to mutual funds or to Government Securities. No prior approval is needed to make such investments.

             3. No Trading. All individual security positions are expected to be taken for investment purposes. Securities trading as distinct from investment is discouraged. If an access person desires to sell a position he or she has held for less than six months (or desires to re-acquire a recently liquidated position), the approval request must include an explanation of the reason for the transaction (mutual funds and Government Securities excepted).

             4. Ownership Reports and New Employees. Access persons who are new employees of MAM shall submit the form attached as Exhibit F disclosing a report of current security holdings WITHIN 10 DAYS of their employment commencement and shall subsequently follow this Code of Ethics in receiving approvals to liquidate or add to their security positions.

            5. Private Placements. Investments in private placements and other individual securities that are not generally available to the public may present conflicts of interest even though such securities may not be currently eligible for acquisition by some or all of MAM's clients or Funds. Prior approval must be obtained before buying or selling such investments, as with any other individual security transaction. In addition, with respect to private placements, the approval request must indicate that the investment is being purchased (or liquidated) on terms that are substantially the same to the terms available to other similarly situated private investors, and that the access person does not have any specific knowledge of an imminent public offering or any material nonpublic information about the issuer. It is expected that any investment in a private placement or similar security will be held for at least six months. If the security subsequently becomes eligible for investment by a MAM client and/or a Fund and is, in fact, purchased by such client or Fund, any access person who owns the security will be expected to continue to hold such security for at least six months following its public offering.

            6. Private Investment Partnerships. Just as investments through mutual funds are encouraged and investments in individual securities are discouraged in order to minimize potential conflicts of interest and/or the appearance of any conflict of interest, MAM likewise encourages access persons to effect their venture investments through venture limited partnerships rather than individual private placements. Although venture limited partnerships are preferred over individual private placements, venture limited partnerships nevertheless can present potential conflicts. Accordingly, while pre-approval is not required to participate in a venture limited partnership, an access person will be expected to report any transaction involving a venture limited partnership within 10 days of the investment to one of the persons on Exhibit A.

             7. Trade Through Charles Schwab & Co., Inc. All access persons are strongly encouraged to execute all of their securities transactions through Charles Schwab & Co., Inc. ("Schwab") (unless Schwab cannot execute the trade and/or custody the securities). Accounts with other brokerage firms should not be maintained unless specific written approval regarding the maintenance of such accounts has been given by one of the persons on Exhibit A. All brokers other than Schwab maintaining accounts for MAM access persons shall be instructed to provide duplicate confirmations of all transactions to MAM and it shall be the responsibility of the access person to ensure that MAM receives such duplicate confirmations.

             8. No Directorships. No access person may serve on the board of directors for any private or public operating company without prior written approval from one of the persons on Exhibit A. Such directorships are generally discouraged because of their potential for creating conflicts of interest. Access persons should also restrict their activities on committees (e.g., advisory committees or shareholder/creditor committees). This restriction is necessary because of the potential conflict of interest involved and the potential impediment created for MAM's clients and the Funds. Access persons serving on boards or committees of operating companies may obtain material non-public information in connection with their directorship or position on a committee that would effectively preclude the investment freedom that would otherwise be available to MAM's clients and the Funds.

             9. No Special Favors. It goes without saying that no access person may purchase or sell securities on the basis of material non-public information or in reciprocity for allocating brokerage, buying securities in MAM's client and Fund accounts, or any other business dealings with a third party. Information on or access to personal investments as a favor for doing business on behalf of MAM's clients or Funds - - regardless of what form the favor takes
- - is strictly prohibited. The appearance of a "special favor" is also sufficient to make a personal transaction prohibited under this Code.

             10. Non-Cash Compensation. Every six months, access persons shall complete and sign a Non-Cash Compensation Acknowledgement and Certification form attached as Exhibit E. No access person shall directly or indirectly accept or make payments or offers of payments of any non-cash compensation except as provided below:

                    (a) gifts that do not exceed an annual amount per access person or other person of $100 and are not preconditioned on achievement of a sales target or volume of trades;

                   (b) an occasional meal, a ticket to a sporting event or theater or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target or volume of trades;

                   (c) payment or reimbursement in connection with meetings held for the purpose of training or education of access persons or other persons provided that:

                         (i) (in the case of access persons only) access persons obtain MAM's written approval using the form attached as Exhibit C to attend the meeting and (in the case of access persons and other persons) attendance by access persons or other persons is not preconditioned on the achievement of a sales target or any other incentives pursuant to a non-cash compensation arrangement;

                         (ii) the location is appropriate for the purpose of the meeting;

                         (iii) the payment or reimbursement is not applied to
                               the expenses of guests of the access person or other person; and

                         (iv)  the payment or reimbursement is not
                               preconditioned on the achievement of a sales target or volume of trades.

             11. No Hot-Issues. No access person may purchase or receive a hot issue in any of his or her accounts, including any accounts in which the access person has a beneficial interest.

Reporting

             1. Subject to the exceptions set forth below, every access person shall report to the Trusts the information described in subsection 2 below with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the securities.

             2. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall be on the Form attached hereto as Exhibit D or on a form that contains substantially the same information (i.e., a brokerage confirmation statement) and shall contain the following information:

                   (a) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                   (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                   (c)   the price at which the transaction was effected; and

                   (d) the name of the broker, dealer or bank with or through which the transaction was effected.

             3. Any such report may contain a statement that making such report should not be construed as an admission that an access person has any direct or indirect beneficial ownership in the security to which the report relates.

             4. Copies of bank statements or broker's advice containing the information specified in subsection 2 above may be attached to the report instead of listing the transactions.

Exceptions to Reporting Requirements and Prohibited Sales and Purchases

             Notwithstanding any other provision of this Code, an access person need not make a report:

                   (a) with respect to transactions effected for any account over which such person does not have any direct or indirect influence;

                   (b) where the purchase or sale of securities involves a trustee of any Trust who is not an "interested person" (as defined in Section 2(a)(19) of the 1940
                         Act) of the Trust, provided such trustee neither knew nor, in the ordinary course of fulfilling his or her duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction such security was under consideration for purchase or sale (or was purchased or sold) by any Fund of the Trust; and

             The reporting provisions and prohibitions on sales and purchases contained in this Code also shall not apply to:

                   (a) purchases or sales of securities which are non-volitional on the part of either the access person or the relevant Trust (e.g., receipt of gifts);

                   (b) purchases of securities which are part of an automatic dividend reinvestment plan; and

                   (c) purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and the sales of such rights so acquired.

Compliance Review

             A designated compliance associate shall compare all reports of personal securities transactions with completed and contemplated portfolio transactions of each Fund to determine whether a violation of the Code of Ethics may have occurred. No person shall review his or her own report. Before making any determination that a violation has been committed by any person, the designated compliance associate shall give such person an opportunity to supply additional explanatory material.

             If the designated compliance associate determines that a violation of the Code of Ethics has or may have occurred, he or she shall, following consultation with counsel to the Trusts, submit his or her written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the Compliance Director or to the President who shall make an independent determination of whether a violation has occurred.

             If it is determined that a material violation has occurred, a report of the violation shall be made to the Board of Trustees, and the trustees shall determine the appropriate course of action. If a securities transaction of the designated compliance associate is under consideration, the Chairman shall act in all respects in the manner prescribed herein for the designated compliance associate.

Confidentiality

             All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and by personnel of the Securities and Exchange Commission.

Interpretation of Provisions

               An annual written report will be provided to the Board of Trustees by MAM, describing any material issues that arose during the previous year under the Code. In addition, the Board of Trustees will certify that the Trusts have adopted procedures reasonably necessary to prevent access persons from violating the Code.

             Any material changes to the Code must be approved by the Board of Trustees within six months of such changes.

Exceptions

             Exceptions to the requirements contained in this Code will be permitted only in highly unusual circumstances. Any exception must be documented and approved by one of the persons listed in Exhibit A.

Annual Certification and Ownership Statement

             Each access person shall re-certify his or her familiarity with this Code of Ethics and report all security holdings annually by using the form attached as Exhibit F.

                                    EXHIBIT A


              Persons Designated to Give Approval of Transactions:

                                  Mark B. Geist
                                 Dana E. Schmidt

                                  EXHIBIT B

                         MONTGOMERY ASSET MANAGEMENT
                        EMPLOYEE TRADING AUTHORIZATION

Please complete the information below to obtain authorization to purchase or sell securities in your personal brokerage accounts. AUTHORIZATION, IF GRANTED, WILL ONLY BE VALID FOR A PERIOD OF TWO BUSINESS DAYS FROM THE DATE BELOW.

EMPLOYEE TO COMPLETE THIS SECTION.
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 Name __________________________________________  Ext. ____________

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 Security        ______________________________________________________
                 (if an option, is it covered?)

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 Symbol & Exchange ______________________________________________________
                   (NYSE, NASDAQ, ASE, Pink Sheets, Private or other?)

 Account #       Schwab  ______________________   DST _________________________
                                                  (If new DST account, attach
                                                  fund application)

 Buy/Sell __________________         If sell, date of purchase ________________

 # of Shares or $ Amount of Fund  _____________________________________

 Reason for trade: ____________________________________________________________
                   (If "Buy" you are expected to hold the position for at least 6 months, in compliance with MAM's Code of Ethics.)

 I have read and understood sections of the Code of Ethics related to insider trading. This trade is not based on insider information as defined in the policy.

 Employee Signature       ________________________________________________

 Date  __________________________________

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COMPLIANCE TO COMPLETE THIS SECTION.
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 Is this security currently owned or under consideration for purchase or sale in
 MAM advisory accounts?

 Yes  _______    No  _______          Date of Last Trade  _____________________

 If yes, attach trading details.

 Portfolio Manager(s) contacted: ______________________________________________

 Approval Granted?        Yes  _______  Date  _____________________

 If no, provide details.

 Compliance Signature*    _____________________________________________________
                                   Name
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* This Form may only be signed by Dana Schmidt or Mark Geist.

     TRADES MUST BE EXECUTED WITHIN TWO BUSINESS DAYS OF THE APPROVAL DATE!
            (No exceptions will be given for unfilled limit orders.)

                                  EXHIBIT C


Name ____________________________________________________

Name of meeting or event ________________________________

Location ________________________________________________

Sponsor _________________________________________________

I certify that attendance at this meeting or event is in compliance with the following rules:

       1. Attendance is not preconditioned on achievement of sales targets or a certain volume of trades, or any other incentives pursuant to a non-cash compensation arrangement.


       2. The location of this event is appropriate (e.g., a resort or other location suitable for corporate events) for the purpose of the meeting.


       3. No payment or reimbursement will be applied to the expenses of spouses or guests of the access person.


       4. No payment or reimbursement is preconditioned on the achievement of sales targets or a certain volume of trades.


       5.   Approximate value of payment or reimbursement to access person: $


Employee Signature:  _______________________       Date: ___________________

Approved:  Yes _____________   No _______________

Compliance Officer: ___________________________________

                                  EXHIBIT D

PERSONAL SECURITY TRANSACTION REPORT

(A brokerage statement containing the same information may be submitted in lieu of this Report.)

Person for whom
Report is being made: ____________________      Quarter Ending ___________, 19__

There were NO securities transactions reportable by me during the above quarter, except those listed below. Note: All transactions are reportable (regardless of size) except purchases and sales of shares of registered open-end investment companies, securities issued by the Government of the United States, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers acceptances, bank certificates of deposit and commercial paper. Bank or brokers statements may be attached if desired instead of listing the transactions. If necessary, continue on the reverse side. If the transaction is not a sale or purchase, mark it with a cross and explain the nature of each account in which the transaction took place, i.e., personal, wife, children, charitable trust, etc.

                                    PURCHASES

                                                                     Reviewing
                        Amount/No.                      Nature of    Officers
Date        Security    of Shares    Price     Broker   Account      Initials
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                                      SALES





Date:
Signature:

EXPLANATORY NOTES

This report must be filled quarterly by the 10th day of the month following the end of the quarter and cover all accounts in which you have an interest, direct or indirect. This includes any account in which you have "beneficial ownership" (unless you have no interest or control over it) and non-client accounts over which you act in an advisory or supervisory capacity.

( ) Tick if you wish to claim that the reporting of the account of the securities transaction shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

                                  EXHIBIT E

                         MONTGOMERY ASSET MANAGEMENT

                      SEMI-ANNUAL NON-CASH COMPENSATION
                      ACKNOWLEDGEMENT AND CERTIFICATION

I hereby acknowledge and certify that I understand the rules and procedures under the Montgomery Asset Management Code of Ethics regarding Non-Cash Compensation.

I further certify that during the last six months I have not directly or indirectly accepted or made payments or offers of payments of any non-cash compensation, except for:

(a) gifts that do not exceed an annual amount per access person or other person of $100 and are not preconditioned on achievement of a sales target or volume of trades;

(b) an occasional meal, a ticket to a sporting event or theater or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target or volume of trades;

(c) payment or reimbursement in connection with meetings held for the purpose of training or education of access persons or other persons provided that:

       (i) the access person has obtained MAM's written approval to attend the meeting and (in the case of access persons and other persons) attendance by access persons or other persons is not preconditioned on the achievement of a sales target or any other incentives pursuant to a non-cash compensation arrangement;

       (ii)  the location is appropriate for the purpose of the meeting;

       (iii) the payment or reimbursement is not applied to the expenses of guests of the access person or other person; and

       (iv) the payment or reimbursement is not preconditioned on the achievement of a sales target or volume of trades.


                                                      Date
                                                           -------------------
-------------------------
Print Name


--------------------------
Signature

                                  EXHIBIT F

                       MONTGOMERY ASSET MANAGEMENT, LLC
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             ANNUAL EMPLOYEE CERTIFICATION & OWNERSHIP STATEMENT

INSTRUCTIONS: COMPLETE ALL SECTIONS OF FORM, IF NOT APPLICABLE, PLEASE INDICATE N/A OR NONE. SIGN YOUR NAME & DATE. NEW MAM EMPLOYEES: ATTACH A COPY OF YOUR MOST RECENT ACCOUNT STATEMENT FOR EACH OF THE ACCOUNTS LISTED BELOW*

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CHARLES SCHWAB ACCOUNTS

1.    Account Name            ________________________________________________

      Account Number          ________________________________________________

2.    Account Name            ________________________________________________

      Account Number          ________________________________________________
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OUTSIDE ACCOUNTS (All other brokerage accounts holding securities or mutual funds)

1.    Account Name            ________________________________________________

      Account Number          ________________________________________________

      Firm Name               ________________________________________________

      Are statements with confirms being sent to Compliance?  ________________

2.    Account Name            ________________________________________________

      Account Number          ________________________________________________

      Firm Name               ________________________________________________

      Are statements with confirms being sent to Compliance?  ________________
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ACCOUNTS MANAGED BY INVESTMENT ADVISORS

      Name of Advisor         ________________________________________________

      Account Name/Number     ________________________________________________

      Are statements with confirms being sent to Compliance?  ________________

PARTNERSHIPS (Limited and General)

      Account Name            ________________________________________________

      Are you a limited or general partner?   ________________________________

      Can you make or influence securities investments  ______________________
      by the partnership?                             ________________________

      Are statements with confirms being sent to Compliance?  ________________
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PRIVATE PLACEMENTS OR STOCK CERTIFICATES HELD AT HOME

      Name of Security        ________________________________________________

      Private Placement or Stock Certificate?  _______________________________

      Acquisition Date        ________________________________________________
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Employee Name: _________________ Signature: ___________________  Date: ________


* NEW MAM EMPLOYEES MUST SUBMIT A LIST OF ALL SECURITY HOLDINGS WITHIN 10 DAYS OF THEIR EMPLOYMENT COMMENCEMENT.